                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, by and between David Zucker (the "Executive") and DIVA Systems Corporation, a Delaware corporation (the "Company"), shall become effective as of January 16, 1999, (the "Effective Date"). The first date of employment shall be February 18, 1999 (the "Commencement Date").

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Executive by the Company, the parties agree as follows:

     1.   Duties and Scope of Employment.
          ------------------------------

          (a) Position.  The Company agrees to employ the Executive under the
              --------
terms of this Agreement in the position of President and Chief Executive Officer. Executive will report only to the Board of Directors (or committees thereof) or the Chairman of the Board and to no other individual executive officers of the Company.

          (b) Obligations.  During the term of this Agreement, the Executive
              -----------
shall devote Executive's full business efforts and time to the Company. The foregoing, however, shall not preclude the Executive from engaging in civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and service do not materially interfere or conflict with Executive's responsibilities to the Company and do not represent business conflicts with the Company's business.

          (c) Company Policies.  Executive shall comply with all of the
              ----------------
Company's rules and regulations applicable to the executives of the Company and with all of the Company's policies applicable to the executives established by the Board of Directors.

          (d) Director Position.  Executive shall be appointed to the Board of
              -----------------
Directors of the Company promptly following the Commencement Date and shall be nominated by the Company for reelection as a director at each meeting of the stockholders at which directors are elected. Executive agrees to resign from the Board of Directors in the event his employment with the Company terminates.

     2.  Base Compensation and Bonuses.
         -----------------------------

          (a) Base Compensation.  Beginning on the Effective Date, the Executive
              -----------------
shall be paid a base salary (the "Base Compensation") of $350,000 annually, payable semi-monthly. The Base Compensation shall be subject to review annually for increases by the Board of Directors in its discretion in connection with the annual review of salary and benefits for the Company's management.

          (b) Bonus.  Executive shall be entitled to an annual performance bonus
              -----
based on meeting or exceeding annual goals. In the last month of each fiscal year the Board of Directors will determine in its discretion the amount of the bonus payable to Executive on the basis of performance against a set of criteria and goals established mutually by Executive and the Board. The determination of the achievement of the goals shall be made by the Board of Directors in its discretion. The maximum bonus as a percentage of Base Compensation shall be 200%. Additionally, from time to time, the Board may in its discretion grant additional long term incentives to Executive.

          (c) Acceptance Bonus.  The Company will pay to Executive within ten
              ----------------
days from the Commencement Date a one time acceptance bonus of $850,000 (the "Acceptance Bonus"), which shall be in addition to any other salary or bonus due to Executive. Executive agrees to repay the Acceptance Bonus to the Company if Executive terminates his employment with Company for any reason other than a Constructive Termination, Disability or death prior to December 31, 1999. Such repayment shall be made within thirty (30) days after such termination.

     3.  Definitions.  As used herein, the following definitions shall apply:
         -----------

          (a) "Cause" shall mean the termination of employment of Executive
               -----
shall have taken place as a result of (i) Executive's continued material failure to substantially perform Executive's principal duties and responsibilities (other than as a result of Disability or death) after thirty (30) days written notice from the Company specifying the nature of Executive's failure and demanding that such failure be remedied; (ii) Executive's material and continuing breach of his obligations to the Company set forth in this Agreement, the Confidentiality Agreement (as defined herein), or any written policy of the Company applicable to all officers after thirty (30) days written notice from the Company specifying the nature of Executive's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); (iii) Executive's being convicted of a felony; or (iv) act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company.

          (b) "Constructive Termination" shall mean a termination of employment
               ------------------------
due to any of the following, unless agreed to by Executive in writing: (i) a reduction in Executive's salary or benefits (except in connection with a decrease to be applied pro rata to all Senior Executives of the Company because the Company's performance has decreased, and excluding the substitution of substantially equivalent compensation and benefits); (ii) a material diminution of Executive's responsibilities (e.g., title, primary duties, resources); (iii) relocation of Executive by the Company to a location more than 50 miles from Menlo Park, California; (iv) the failure of Executive to be elected as a director, or removal of Executive as a director, of the Company at any time when the Company is obligated to nominate Executive for election as a director under
Section 1(d) of this Agreement; (v) failure of a successor to assume and perform under this Agreement; or (vi) a material breach of this Agreement or any Stock Option Agreement by the Company not cured within fifteen (15) days after written notice from Executive specifying the nature of the Company's breach and demanding that such breach be remedied.

          (c) "Disability" shall mean that the Executive, at the time notice is
               ----------
given, has been unable to perform Executive's material duties under this Agreement for a period of not less than ninety (90) days consecutively as the result of Executive's incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of Executive's duties hereunder within ninety (90) days of the commencement of leave before the termination of employment under Section 6(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked. This paragraph will be enforced in compliance with the Americans with Disabilities Act.

          (d) "Change of Control" shall mean the occurrence of any of the
               -----------------
following events:

               (i) Any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and the Rules thereunder) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) A change in the composition of the Board of Directors of the Company as a result of which fewer than a majority of the directors are "Incumbent Directors." "INCUMBENT DIRECTORS" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nomination) of at least three-quarters of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or

               (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     4.  Executive Benefits.
         ------------------

         (a) General.  Executive shall be entitled to participate in pension
             -------
plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or all excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid time off (which will accrue for the Executive at a rate of .833 days per pay period beginning on the effective date of this Agreement), a car mileage allowance for business mileage and similar plans or programs made available to executives of the Company, subject in each case to the generally applicable terms and conditions of the plan or program and the decision of the Board of Directors or administrators of such plan.

         (b)  Stock Awards and Put Right.
              --------------------------

              (i)   Stock Options. The Executive shall be granted four stock
                    -------------
options (collectively the "Options") to purchase shares of Common Stock of the Company effective as of the Commencement Date, pursuant to Stock Option Agreements in the form of EXHIBITS A hereto. All such Options shall be non-qualified options. The first option shall be for 600,000 shares and shall have an exercise price of $3.35 per share (the "First Option"). The second option shall be for 600,000 shares and shall have an exercise price of $3.35 per share (the "Second Option"). The third option shall be for 400,000 shares and shall have an exercise price of $4.50 per share (the "Third Option"). The fourth option shall be for 200,000 shares and shall have an exercise price of $8.00 per share (the "Fourth Option"). Each Option shall be exercisable cumulatively to the extent of ten percent (10%) of the total number of shares subject to the Options six (6) months after the Commencement Date, and an additional five percent (5%) of the total shares subject to the Options at the end of each three
(3) month period thereafter subject to continued employment. The Options shall have a term of ten (10) years. Executive will be eligible to receive additional grants in the discretion of the Company's Board of Directors.

              (ii)  Vesting Acceleration After Change of Control. The Options
                    --------------------------------------------
shall become fully exercisable on the earlier of six (6) months from the date of the Change of Control or the termination of Executive's employment by the Company after the date of the Change of Control without Cause as provided in the Stock Option Agreements.

              (iii) Put Right. The Executive shall be entitled to return to the
                    ---------
Company the First Option in exchange for a lump sum payment (the "Lump Sum Payment") by the Company in the amount as follows:


                    (A) If the Executive makes such election during the one year period commencing on the one year anniversary of the Commencement Date, the Lump Sum Payment shall be equal to $960,000. Executive shall be entitled to make the election in this subsection (iii)(A) during the period specified whether or not Executive's employment is terminated for any reason during such period.

                    (B) If the Executive makes such election at any time on or after the second anniversary of the Commencement Date and prior to the fifth anniversary of the Commencement Date, the Lump Sum Payment shall be equal to $1,920,000. Executive shall be entitled to make the election in this subsection
(iii)(B) during the period specified whether or not Executive's employment is terminated for any reason during such period.

                    (C) Except as provided in Section 4(b)(iii)(F), the election by Executive may not be made prior to the one year anniversary of the Commencement Date or after the fifth year anniversary of the Commencement Date and must be exercised within thirty (30) days of termination of employment for any reason. The Executive may not make an election and the right to receive the Lump Sum Payment shall terminate if Executive's employment terminates prior to the one year anniversary of the Commencement Date except as provided in Section 4(b)(iii)(F).

                    (D) In the event Executive prior to the election exercises any of the First Option, the amount of the Lump Sum Payment owed to Executive upon election under (A) or (B) or (F) herein shall be reduced to the amount determined by multiplying $960,000 or $1,920,000, as applicable, by a fraction, the numerator of which shall be the number of shares subject to the Option which have not been exercised by the total number of shares initially subject to First Option of 600,000. Upon exercise of the election and payment of the Lump Sum Payment, the First Option shall be canceled.

                    (E) The Company will pay any Lump Sum Payment owed to Executive within 10 days after receipt of written notice of Executive's election.

                    (F) In the event that at any time prior to the second anniversary of the Commencement Date (i) the Company terminates Executive's employment without Cause, or the Company terminates Executive's employment for Cause because of any reason other than Section 3(a)(ii) or (iii) or (iv) or, if and only if Executive's failure to perform is because he refuses or does not come to work and exercise reasonable efforts to perform his duties and responsibilities other than because of Disability (i), or Executive terminates such employment as a result of a Constructive Termination or such employment terminates as a result of Executive's Disability or (ii) there occurs a Change of Control (as defined in Section 3(d)), or (iii) the Company completes any sale of shares of Common Stock or Preferred Stock registered with the Securities and Exchange Commission (an "Initial Public Offering") then the Lump Sum Payment will be equal to $1,920,000, and Executive may exercise the right to return the First Option to the Company without regard to the time limitations in Section 4(b)(iii)(A).

          (c) Relocation Benefits.  (i) The Company will reimburse the Executive
              -------------------
for costs associated with moving from New York to the San Francisco area in accordance with customary and comparable industry standards, including the cost of transporting household goods; travel and other expenses associated with finding a new residence for Executive and his wife (up to four round trips); brokerage fees, if any, paid by Buyer in renting/acquiring a new residence; and, reimbursement for temporary housing near the Company's location, following the Commencement Date, prior to his acquiring/closing on a new residence, subject to a maximum of 60 days.

              (ii) Executive owns a co-operative apartment residence, number 19F, at 875 Fifth Avenue in New York, and would intend to sell such residence as soon as reasonably possible in conjunction with his relocation to the Bay Area. In the event that the Executive has established residence in the Bay Area, but has not closed the sale of his residence in New York, the Company agrees to reimburse Executive for the monthly maintenance charge at his NY residence which is $2,750 per month, on a monthly basis, until the earlier of the actual close of sale of the NY residence or the end of calendar year 1999.

     5.  Business Expenses and Travel and Office Space.  During the term of
         ---------------------------------------------
Executive's employment under this Agreement, Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6.  Term of Employment.
         ------------------

         (a) Basic Rule.  The Company agrees to continue Executive's
             ----------
employment, and Executive agrees to remain in the employ of the Company, during the term of this Agreement pursuant to the provisions of this Agreement, provided that Executive's employment is expressly at will.

         (b) Termination by the Company.  The Company may terminate Executive's
             --------------------------
employment at any time, for any reason or no reason, with thirty (30) days advance notice in writing.

             (i)   Termination Without Cause. If the Company terminates
                   -------------------------
Executive's employment during the term of this Agreement for any reason whatsoever, including a Constructive Termination, and other than voluntary termination of employment or Termination for Cause, the provisions of Section 7(a) shall apply.

             (ii)  Termination for Cause.  If the Company terminates Executive's
                   ---------------------
employment for Cause during the term of this Agreement, the provisions of
Section 7(b) shall apply.

             (iii) Termination on Death or Disability. If Executive's employment
                   ----------------------------------
is terminated as a result of Executive's death or the Company terminates Executive's employment as a result of Disability, the provisions of Section 7(c) shall apply.

          (c) Voluntary Termination by the Executive. The Executive may
              --------------------------------------
terminate Executive's employment voluntarily by giving the Company thirty (30) days advance notice in writing, at which time the provisions of Section 7(b) shall apply. However, if the Executive terminates Executive's employment pursuant to this Section 6(c) as a result of the occurrence of any of the events set forth in the definition of a Constructive Termination, the provisions of
Section 7(a) shall apply, provided the Executive has provided written notice to the Company reasonably specifying the reasons why one of such events in the definition of a Constructive Termination has occurred and the Company has not cured such event within thirty (30) days after receipt of such notice.

          (d) Waiver of Notice.  Any waiver of notice shall be valid only if it
              ----------------
is made in writing and expressly refers to the applicable notice requirement in this Section 6.

     7.   Payments Upon Termination of Employment.
          ---------------------------------------

          (a) Payments Upon Termination Pursuant to Section 6(b)(i) and
              ---------------------------------------------------------
Constructive Termination.  If, during the term of this Agreement, the
------------------------
Executive's employment is terminated by the Company pursuant to Section 6(b)(i) or voluntarily by the Executive under Section 6(c) as a result of a Constructive Termination, the Executive, in addition to any other amounts specified herein, shall be entitled to receive the following:

              (i) Severance Payment.  The Company shall pay to the Executive
                  -----------------
the following amount (the "Severance Payment"):

               (a) If the termination occurs within the first year following the Commencement Date, 150% of $350,000, multiplied by three years, for a total of $1,575,000;

               (b) If the termination occurs on or after the first anniversary of the Commencement Date and prior to the second anniversary of the Commencement Date, 150% of the total cash compensation earned by Executive in the trailing twelve months prior to termination, including Base Salary and cash bonuses, multiplied by two years (for illustrative purposes only, if Executive earned a total of $375,000 in Base Salary and received a cash bonus of $75,000 during such trailing twelve month period then the Severance Payment would be equal to $1,350,000); and

               (c) If the termination occurs on or after the second anniversary of the Commencement Date, 150% of the total cash compensation earned by Executive in the trailing twelve months prior to termination, including Base Salary and cash bonuses.

          (ii) Adjustment Payment.  If the termination of employment subject to
               ------------------
this Section 7(a) occurs prior to a Change of Control, and within six (6) months after such termination (the "Post Employment Period"), a Change of Control or an Initial Public Offering occurs, or the Company enters into an agreement (regardless of any closing conditions or contingencies) for, or the Board of Directors approves a transaction that would result in, a Change of Control or an Initial Public Offering, regardless of whether such Change of Control or Initial Public Offering is completed prior to the end of the Post Employment Period, then the Executive shall receive at the time the Change of Control or Initial Public Offering occurs the following additional payment: the amount, if any, by which (A) the "Fair Market Value" of the shares of Common Stock subject to the Options which have not been exercised by Executive (whether or not such Options were exercisable as of the date of termination), (B) less the exercise price of such Options and, then (C) multiplied by a fraction consisting of the number of Options which have not been exercised by Executive divided by 1,800,000 (D) exceeds $1,920,000. The Fair Market Value of a share of Common Stock shall be determined as follows: For purposes of the above calculation, if the event is an Initial Public Offering, Fair Market Value of one share of Common Stock shall be the Initial Public Offering price per share and if the event is a Change of Control, Fair Market value of one share of Common Stock shall be the value used by the parties in the transaction; provided, however, that where there exists a public market for the Company's Common Stock at the time of such determination, the Fair Market Value per share shall be the average of the last reported sale price of the Common Stock or the closing price quoted on the National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of the Change of Control or if the Company is not public and the Company's stockholders will receive in the transaction a publicly traded security, then the Fair Market Value per share shall be the average of the last reported sale price of such security (or fraction of such security) received for one share of Common Stock or the closing price quoted on the National Market System or on any exchange on which such security is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of the Change of Control.

               (iii)  Method of Payment.  The Severance Payment shall be paid in
                      -----------------
a lump sum within ten (10) days after such termination.

               (iv) Health and Welfare Benefits.  The Company shall continue to
                    ---------------------------
provide health and welfare benefits to Executive for twelve (12) months after termination. Such benefits will be discontinued to the extent that Executive receives similar benefits in connection with new employment.

               (v) Payment in Lieu of Contract Damages. The Severance Payment
                   -----------------------------------
shall be in lieu of any further payments to the Executive and any further accrual of benefits with respect to periods subsequent to the date of the employment termination.

               (vi) No Duty to Mitigate; No Payment Offset. The Executive shall
                    --------------------------------------
not be required to mitigate the amount of any payment contemplated by this
Section 7(a) (whether by seeking new employment or in any other manner) and the Severance Payment shall not be reduced by the amount of any other compensation earned or received by Executive after termination of this Agreement.

          (b) Termination By Company for Cause or Voluntary Termination.  If the
              ---------------------------------------------------------
Executive's employment is terminated pursuant to Section 6(b)(ii) or voluntarily (other than a Constructive Termination) pursuant to Section 6(c), no compensation or payments will be paid or provided to Executive for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, Executive's rights under the benefit plans referred to in Section 4(a) and Option agreements of the Company shall be determined under the provisions of those plans and agreements, provided Executive shall be entitled to exercise any stock options only to the extent such Options are exercisable as of the date of termination and only within the time period specified in the Option Agreements and Executive's rights under
Section 4(b)(iii) shall be determined pursuant to such section.

          (c) Termination on Death or Disability.  If Executive's employment is
              ----------------------------------
terminated because of Executive's death or Disability (as defined in Section 3(c) herein), then no payments shall be owed under this Agreement and Executive shall receive severance and disability payments as provided in the Company's standard benefit plans, provided that in the event of Executive's Disability Executive, and in the event of Executive's death Executive's successors, shall be entitled to exercise the rights set forth in Section 4(b)(iii) to the extent Executive could have exercised such rights. Executive's Options shall be exercisable as provided in such agreements in each case to the extent such Options are exercisable as of the date of termination. Executive shall also be entitled to amounts and benefits under the Company's other benefit plans referred to in Section 4(a) in accordance with the terms thereof.

          (d) Adjustment Upon Change of Control For Excise Tax.  Notwithstanding
              ------------------------------------------------
any other provision of this Agreement, if a termination of employment occurs and as a result Executive is subject to any Federal excise tax imposed pursuant to
Section 4996 of the Internal Revenue Code (or any successor provision), Employee's Severance Payment and acceleration of vesting of Options shall be reduced to the extent necessary if Employee would receive a greater after tax benefit as a result of any such excise tax than if Employee receives full payment of the Severance Payment and full acceleration of all such Options. Any such reduction shall be applied first to the Severance Payment, and then to acceleration of the Fourth Option, then to acceleration of the Third Option, then to acceleration of the Second Option and then to acceleration of the First Option. Employee shall be responsible for payment of any excise tax.

     8.  Proprietary Information.  The Executive agrees to comply fully with the
         -----------------------
Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes, as set out in the Confidentiality Agreement set out as EXHIBIT B hereto (the "Confidentiality Agreement").

     9.  Successors.
         ----------

         (a) Company's Successors.  Any successor to the Company (whether
             --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement in writing and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession and provided that the Company shall remain obligated under this Agreement to the extent such successor does not perform such Agreement. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement or by operation of law.

          (b) Executive's Successors.  This Agreement and all rights of the
              ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  Notice.  Notices and all other communications contemplated by this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after being mailed by first class mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to Executive at the home address which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chairman of the Board and to its General Counsel.

     11.  Non-Solicitation.   For a period of twelve (12) months following the
          ----------------
Effective Date, Executive shall not intentionally or knowingly allow others under his direction to, solicit, directly or indirectly, any then current Company employee to terminate his or her employment with the Company for the purpose of working as an officer, director, employee, consultant or in any other capacity for either Executive or any of his employers. For purposes of the above, an employer of Executive's will be deemed to include (i) any parent or subsidiary of such an employer or (ii) any person or company for which Executive provides consulting services or for which he acts in the capacity of director. The foregoing shall not prohibit Executive or any employee with which Executive may be affiliated from hiring an employee or former employee of the Company; provided that such hiring results from such employee's initiative in contacting Executive or any employer Executive is affiliated with. In addition, if Executive or such employer desires to hire such employee after such contact, Executive agrees to contact the Company and to work with the Company to find a reasonable transition to enable the Company to replace such employee or modify the organization, provided such transition shall not exceed three (3) months.

     12.  Miscellaneous Provisions.
          ------------------------

          (a) Waiver.  No provision of this Agreement shall be modified, waived
              ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and an officer or a director of the Company authorized by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (b) Whole Agreement.  No agreements, representations or understandings
              ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement and the Stock Option Agreements attached hereto as Exhibit A and the Confidentiality Agreement attached hereto as Exhibit B have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes and replaces any and all previous agreements between the Executive and the Company regarding compensation or terms of employment. The Executive hereby represents that the Company has satisfied in full any compensation or other employment obligations due Executive under any written or oral employment agreements by and between the Executive and the Company.

          (c) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California without regard to conflict of laws.

          (d) Severability.  The invalidity or unenforceability of any provision
              ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e) Arbitration.  Any dispute or controversy arising under or in
              -----------
connection with this Agreement shall be settled exclusively by arbitration before a panel of three arbitrators in San Mateo County, California, in accordance with the rules of the American Arbitration Association then in effect. One arbitrator shall be selected by the Company and one arbitrator shall be selected by Executive within thirty (30) days notice to the other and the third arbitrator shall be selected jointly by the other two arbitrators within thirty (30) days thereafter. The arbitrators shall be entitled to award costs in their discretion. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          (f) No Assignment of Benefits.  The rights of any person to payments
              -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

          (g) Limitation of Remedies.  If the Executive's employment terminates
              ----------------------
for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement as a result of such termination.

          (h) Employment Taxes.  All payments made pursuant to this Agreement
              ----------------
will be subject to withholding of applicable taxes.

          (i) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (j) Representation by Counsel.  Executive represents that Executive
              -------------------------
has had the opportunity to seek legal counsel and has been represented by Elias, Goodman, Shanks & Zizmor, LLP, independent legal counsel, in connection with entering into the Agreement.

          (k) Press Release.  Executive shall be entitled to approve the
              -------------
contents of any press release announcing Executive's joining or leaving the Company, such consent not to be unreasonably withheld and subject to any legal obligation of the Company to make a public announcement.

          (l) Indemnification and Insurance.  The Company shall enter into its
              -----------------------------
standard director and officer indemnification agreement with Executive, which shall be no less favorable than that provided to any other senior executive. Executive shall be included in any director and officer liability insurance policy obtained by the Company during the term of this Agreement.

          (m) Other.  Any amounts which the Company owes Executive hereunder
              -----
will increase at the rate of 15% per annum as liquidated damages for the failure to make such payments when due, such increase to accrue from the date such amounts are due until such amounts are paid in full. The Company agrees that it will reimburse Executive for all reasonable attorneys' fees and expenses Executive may incur in connection with enforcing his rights under this Agreement, whether or not suit is actually brought thereon.


          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                    DIVA SYSTEMS CORPORATION


                                    By: /s/ Paul Cook
______________________                 -------------------------------
David Zucker                           Paul Cook, Chairman of the Board

                                                                       EXHIBIT B

                           DIVA SYSTEMS CORPORATION
          EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT
          -----------------------------------------------------------

     In consideration of, and as a condition of my employment with DIVA Systems Corporation, a Delaware Corporation having a principal place of business at 333 Ravenswood Ave., Bldg. 205, Menlo Park, California 94025, its subsidiaries, affiliates, successors or assigns (together the "COMPANY"), and in consideration of my receipt of the compensation now and hereafter paid to me by Company, I hereby represent to, and agree with the Company as follows:

1.   PURPOSE OF AGREEMENT. I understand that the Company is engaged in a
     --------------------
     continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined below), its rights in Inventions (as defined below) and all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my employment with the Company, whether or not I am expected to create inventions for value for the Company.

2.   DISCLOSURE OF INVENTIONS. I will promptly disclose in confidence to the
     ------------------------
     Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

3.   WORK FOR HIRE; ASSIGNMENT OF INVENTIONS. I acknowledge and agree that any
     ---------------------------------------
     copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company's business or current or anticipated research and development (collectively "ASSIGNED INVENTIONS"), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

4.   LABOR CODE 2870 NOTICE. I have been notified and understand that the
     ----------------------
     provisions of paragraphs 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

          (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                    (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                    (2) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

5.   ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of
     --------------------------
     Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Assigned Invention; and (ii) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Assigned Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Invention, even after termination of my work on behalf of the Company. "MORAL RIGHTS" mean any rights to claim authorship of an Assigned Invention, to object to or prevent the modification of any Assigned Invention, or to withdraw from circulation or control the publication or distribution of any Assigned Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

6.   ASSISTANCE. I agree to assist the Company or its designee in every proper
     ----------
     way to obtain for the Company or its designee and enforce for the Company or its designee patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Assigned Inventions in any and all countries. I will execute any documents that the Company or its designee may reasonably request for use in obtaining or enforcing such patents, copyrights, mask works, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company or its designee will compensate at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

7.   PROPRIETARY INFORMATION. I understand (that my employment by the Company
     -----------------------
     creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or to any third party with whom the Company agrees to hold information of such party in confidence ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to Inventions owned by the Company (including any Assigned Inventions), marketing plans, product plans, business strategies, financial information, personnel information, customer lists and subscriber lists. Proprietary Information does not include any information which is or becomes part of the public domain, unless it becomes such as a result of a breach of this Agreement.

8.   CONFIDENTIALITY. At all times, both during my employment and after its
     ---------------
     termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

9.   NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the
     ----------------------------
     terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to the Company.

10.  NOTIFICATION. I hereby authorize the Company to notify my actual or future
     ------------
     employers of the terms of this Agreement and my responsibilities hereunder.

11.  INJUNCTIVE RELIEF.  I understand that in the event of a breach or
     -----------------
     threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

12.  GOVERNING LAW; SEVERABILITY.  This Agreement will be governed and
     ---------------------------
     interpreted in accordance with the internal laws of the State of California, without regard to or application of choice of law rules or principles and shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, successors and assigns. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.

13.  ENTIRE AGREEMENT.  This document, together with that certain employment
     ----------------
     agreement of even date herewith between Company and Employee (the "Employment Agreement"), contains the entire agreement of the parties concerning the subject matter contained herein, and supersedes all prior and contemporaneous negotiations and understandings, both oral and written. This Agreement may not be amended or modified except by a separate written agreement signed by both parties.

14.  NO DUTY TO EMPLOY.  I understand that this Agreement does not constitute a
     -----------------
     contract of employment or obligate the Company to employ me for any stated period of time and that my entire employment relationship is governed by the Employment Agreement. This Agreement shall be effective as of January 16, 1999.


Company:                                Employee:

By:_________________________            __________________________________
                                        Signature

Name:_______________________            __________________________________
                                        Name (Please Print)

Title:______________________